UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2008

SIMCLAR, INC.

(Exact name of registrant as specified in its charter)

Florida	0-14659	59-1709103
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2230 West 77th Street, Hialeah, Florida	33016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (305) 556-9210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2008, Simclar, Inc. (the “Company”) entered into an employment agreement with Barry J. Pardon, the Company’s President. The employment agreement has a two year term, which ends December 31, 2009. Effective as of January 1, 2008, the employment agreement provides for a base annual salary of $147,000, plus a performance bonus at the discretion of the Chairman and Chief Executive Officer of the Company. The employment agreement also provides for Mr. Pardon’s continued participation in the Company’s employee benefit programs and other benefits as described in the employment agreement, and for the reimbursement of automobile, travel and entertainment expenses incurred by Mr. Pardon on behalf of the Company. Termination of the agreement may occur: (i) as the result of the expiration of the term; (ii) upon death of Mr. Pardon; (iii) upon Mr. Pardon’s disability; or (iv) upon written notice by the Company.

In the event of termination of employment: (a) by reason of death during the term; or (b) by the Company without cause (as defined below), the Company will make a severance payment to Mr. Pardon equal to one year’s salary at the rate in effect at the date of termination.

For purposes of the employment agreement, the term “cause” means: (a) conviction of a crime; (b) failure to carry out the policies of the Company; (c) persistent absenteeism; (d) the commission of a felonious act or other dishonest practice; (e) non-performance of responsibilities and obligations to the Company; (f) breach of the provisions of the employment agreement; (g) gross misconduct or neglect whether by commission or omission; or (h) conduct prejudicing or tending to bring himself or the Company or its subsidiaries or affiliates into contempt or disrepute, or similar cause.

In the event of termination of the agreement other than by the Company without cause or upon the death of the executive during the term, the Company is not required to pay any severance to Mr. Pardon, or any other sum except for his base pay to the date of termination.

The employment agreement also contains non-competition covenants. These covenants provide that Mr. Pardon may not compete with the Company for one year from the date of his termination. Additionally, these covenants prohibit Mr. Pardon from calling upon the Company’s customers or suppliers, diverting the Company’s customers, services, or products, or disclosing any trade secrets.

The foregoing description of the employment agreement between the Company and Mr. Pardon is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit Description

10.1	Employment Agreement between the Company and Barry Pardon dated April 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation

Date: April 28, 2008	By:	/s/ Stephen P. Donnelly
Stephen P. Donnelly, Chief Financial Officer, Treasurer and Secretary